Exhibit 99.1

MCVT Surpasses 81.8 Million SUI in its Treasury

August 11, 2025 10:00am EDT - MCVT (NASDAQ: MCVT) (the “Company” or “MCVT”).

Key Highlights:

●	Treasury: MCVT held 81,871,794 SUI as of August 10, 2025

o	Since last update 5,600,607 SUI have been purchase at an average price of $3.65 per SUI

●	Net Asset Value: Using the August 10, 2025 price of $3.85 per SUI, the 81,871,794 SUI are valued at $316 million.

●	SUI per Share: Using 89.08 million shares issued and outstanding on August 10, 2025, MCVT has approximately 0.92 SUI per common share, or $3.54 per common share.

●	Staking: Substantially all of the Company’s SUI is now being staked, earning a ~3% yield. The current estimated daily yield is approx. $26,000.

●	Valuation: Using the closing price of MCVT stock on August 8, 2025, MCVT is trading at an approximate mNAV of 1.15x, with calculation details in the Appendix below.

Appendix – Valuation Tables

Full mNAV, which adjusts for certain possible or likely items and can supplement investor analysis, assumes the following: 1) pre-funded warrants are converted into common equity shares 2) cash on hand is used to buy SUI. The calculation of the full mNAV is as follows:

Full M/NAV Calculation

Current Shares Outstanding	81,944,398
Pre-funded Investor Warrants Outstanding	7,144,205
Outstanding Shares incl. Pre-Funded Warrants	89,088,603
Current Share Price	$5.99
Market Cap	$533,640,732

NAV

SUI Holdings	$316,025,124
- total SUI held in treasury	81,871,794
- current SUI price	$3.86
USDC / USDT / Cash	$126,122,059
Other NAV	$21,759,325

NAV	$463,906,508

M/NAV	1.15x

Sources: Yahoo Finance, CoinMarketCap. Note: Uses MCVT closing price on August 8, 2025. Assumes cash on hand is used to buy spot SUI. Assumes all prefunded warrants are converted to common shares

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About Mill City Ventures III, Ltd.

Mill City Ventures III, Ltd. is the sole publicly-traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the Sui blockchain. The Company continues its specialty finance operations while serving as a SUI treasury vehicle. For more information about Mill City, please visit www.millcityventures3.com.

Forward Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, risks inherent with investing in Sui, including Sui’s volatility, the risks of implementing a new treasury diversification strategy, Sui’s capabilities as a blockchain and the opportunities Sui creates, the belief that the new Board members will provide strong and experienced leadership to the Company, the competitive environment of the Company’s business among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.